EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Media Relations	Investor Relations
Marijke Shugrue	Carlotta Chan
908-531-4253	973-430-6565
Marijke.Shugrue@pseg.com	Carlotta.Chan@pseg.com

PSEG Announces First Quarter 2023 Results

$2.58 Per Share Net Income

$1.39 Per Share Non-GAAP Operating Earnings

Re-Affirms Full-Year 2023 Non-GAAP Operating EPS Guidance Range of $3.40 - $3.50

(NEWARK, N.J. – May 2, 2023) Public Service Enterprise Group (NYSE: PEG) reported first quarter 2023 Net Income of $1,287 million, or $2.58 per share, compared to a Net Loss of $2 million, or less than $0.01 per share, for first quarter 2022.

Non-GAAP Operating Earnings for the first quarter of 2023 were $695 million, or $1.39 per share, compared to $672 million, or $1.33 per share for the first quarter of 2022. Non-GAAP results for the first quarter of 2023 and 2022 exclude items shown in Attachments 7 and 8.

“PSEG delivered solid operating and financial performance to begin the year and we are on track to achieve our full-year 2023 non-GAAP Operating Earnings guidance. We are executing our plan to grow PSEG while also increasing its predictability – which we outlined at our March 10th Investor Conference that also detailed the decision to retain our five-unit nuclear generating fleet. This year’s utility capital spending budget of $3.5 billion will be directed to modernizing T&D infrastructure, clean energy future programs, and “Last Mile” projects that support New Jersey’s policies for energy transition. The 2023 capital program represents PSE&G’s largest annual investment plan to date, and supports PSEG’s long-term outlook for non-GAAP Operating Earnings growth of 5% to 7% over the 2023 through 2027 period.” said Ralph LaRossa, PSEG’s chair, president and CEO.

LaRossa continued, “We recently completed the second phase of the Gas System Modernization Program (GSMP), and to continue these critical infrastructure investments, PSE&G proposed GSMP III with the New Jersey Board of Public Utilities (BPU) to invest $2.5 billion over a three-year period. Also this quarter, PSEG achieved several milestone metrics in customer satisfaction and nuclear operations; negotiated new, four-year labor agreements with all of our NJ unions; and implemented back-to-back gas cost reductions that helped on the customer affordability front.”

Earnings Guidance

PSEG is re-affirming its full-year, 2023 non-GAAP Operating Earnings guidance of $3.40 to $3.50 per share. This range was narrowed in February 2023 with no change to the original midpoint, and reflects the actual pension impact of 2022 investment results on 2023 earnings and higher interest expense expectations offset by growth in regulated operations, a higher average hedged price for

2023, the majority of which was realized in the first quarter, and cost reduction efforts throughout the organization.

The following tables provide a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the first quarter. See Attachments 7 and 8 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG Consolidated (unaudited) First Quarter Comparative Results
	Income/(Loss)		Diluted Earnings Per Share
($ millions, except per share amounts)	2023	2022	2023	2022
Net Income (Loss)	$1,287	$(2)	$2.58	$(0.00)
Reconciling Items	(592)	674	(1.19)	1.34
Share Differential*	-	-	-	(0.01)
Non-GAAP Operating Earnings	$695	$672	$1.39	$1.33
Average Shares			500	501

*Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

Results and Outlook by Operating Subsidiary

Public Service Electric and Gas

First Quarter Comparative Results

($ millions, except per share amounts)	1Q 2023	1Q 2022	Change
Net Income	$487	$509	$(22)
Net Income Per Share (EPS)	$0.98	$1.02	$(0.04)
Non-GAAP Operating Earnings	$492	$509	$(17)
Share Differential*	-	(0.01)	0.01
Non-GAAP Operating EPS	$0.99	$1.01	$(0.02)

*Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSE&G’s net Transmission margin improved in first quarter 2023 compared to the year-earlier quarter, reflecting growth in rate base and recovery of updated pension amounts. Growth in Distribution rate base was offset by the previously identified pension impact and incremental depreciation and interest expense related to higher investment. The Conservation Incentive Program (CIP), fully in effect for both Electric and Gas sales, offsets the impact of volumetric changes in sales, such as weather.

PSE&G’s forecast of non-GAAP Operating Earnings for 2023 remains at $1,500 million - $1,525 million, which reflects lower pension and OPEB credits compared to 2022, offset by the combined benefit of near contemporaneously recovered investments, the predictability of utility margin from CIP, as well as the implementation of the BPU pension accounting order for full-year 2023.

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PSEG Power & Other

First Quarter Comparative Results

($ millions, except per share amounts)	1Q 2023	1Q 2022	Change
Net Income/(Loss)	$800	$(511)	$1,311
Net Income/(Loss) Per Share	$1.60	$(1.02)	$2.62
Non-GAAP Operating Earnings	$203	$163	$40
Non-GAAP Operating EPS	$0.40	$0.32	$0.08

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSEG Power & Other results were primarily driven by the approximately $4 per megawatt hour increase in the average annual hedged price of our nuclear output, the majority of which was realized in first quarter 2023, partially offset by lower volume and sales at Gas Operations compared to significantly higher prices in 1Q 2022, and the previously identified higher interest expense at Parent and lower pension and OPEB credits versus first quarter 2022.

The full-year 2023 forecast for PSEG Power & Other non-GAAP Operating Earnings remains at $200 million - $225 million.

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PSEG will host a conference call to review its first quarter 2023 results, earnings guidance, and other matters with the financial community at 11 a.m. ET today. You can register to access this event by visiting https://investor.pseg.com/investor-news-and-events.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision and participation in the U.N. Race to Zero, as well as our inclusion on the Dow Jones Sustainability North America Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of gains (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 7 and 8 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure because comparable GAAP measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation. Namely, we are not able to reliably project without unreasonable effort MTM and NDT gains (losses), for future periods due to market volatility. These items are uncertain, depend on various factors, and may have a material impact on our future GAAP results.

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Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and other generation projects;
•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism or other acts of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;
•	disruptions or cost increases in our supply chain, including labor shortages;
•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;
•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;
•	a material shift away from natural gas toward increased electrification and a reduction in the use of natural gas;
•	the impact of the coronavirus pandemic;
•	failure to attract and retain a qualified workforce;
•	inflation, including increases in the costs of equipment, materials, fuel and labor;
•	the impact of our covenants in our debt instruments and credit agreements on our business;
•	adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning Trust Fund and increases in funding requirements and pension costs;
•	fluctuations in, or third party default risk in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;
•	our ability to obtain adequate nuclear fuel supply;
•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;
•	third-party credit risk relating to and purchase of nuclear fuel;
•	any inability to meet our commitments under forward sale obligations and Regional Transmission Organization rules;
•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;
•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;
•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;
•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;
•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;
•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;
•	delays in receipt of, or an inability to receive, necessary licenses and permits and siting approvals; and
•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here.

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Attachment 1

Public Service Enterprise Group Incorporated

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended March 31, 2023

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)

OPERATING REVENUES	$3,755	$(565)	$2,293	$2,027

OPERATING EXPENSES
Energy Costs	1,082	(565)	984	663
Operation and Maintenance	743	-	460	283
Depreciation and Amortization	282	-	244	38
Total Operating Expenses	2,107	(565)	1,688	984

OPERATING INCOME	1,648	-	605	1,043

Income from Equity Method Investments	1	-	-	1
Net Gains (Losses) on Trust Investments	46	-	-	46
Other Income (Deductions)	42	(1)	21	22
Net Non-Operating Pension and OPEB Credits (Costs)	28	-	28	-
Interest Expense	(180)	1	(113)	(68)

INCOME BEFORE INCOME TAXES	1,585	-	541	1,044

Income Tax Expense	(298)	-	(54)	(244)

NET INCOME	$1,287	$-	$487	$800

Reconciling Items Excluded from Net Income(b)	(592)	-	5	(597)

OPERATING EARNINGS (non-GAAP)	$695	$-	$492	$203

Earnings Per Share

NET INCOME	$2.58	$-	$0.98	$1.60

Reconciling Items Excluded from Net Income (b)	(1.19)	-	0.01	(1.20)

OPERATING EARNINGS (non-GAAP)	$1.39	$-	$0.99	$0.40

	Three Months Ended March 31, 2022

	PSEG	Eliminations	PSE&G	PSEG Power & Other(a)
OPERATING REVENUES	$2,313	$(584)	$2,284	$613

OPERATING EXPENSES
Energy Costs	1,245	(584)	968	861
Operation and Maintenance	794	-	463	331
Depreciation and Amortization	283	-	241	42
Loss on Asset Dispositions and Impairments	43	-	-	43
Total Operating Expenses	2,365	(584)	1,672	1,277

OPERATING INCOME	(52)	-	612	(664)

Income from Equity Method Investments	4	-	-	4
Net Gains (Losses) on Trust Investments	(68)	-	-	(68)
Other Income (Deductions)	5	-	19	(14)
Net Non-Operating Pension and OPEB Credits (Costs)	94	-	70	24
Interest Expense	(137)	-	(103)	(34)

INCOME (LOSS) BEFORE INCOME TAXES	(154)	-	598	(752)

Income Tax Benefit (Expense)	152	-	(89)	241

NET INCOME (LOSS)	$(2)	$-	$509	$(511)
Reconciling Items Excluded from Net Income (Loss)(b)	674	-	-	674
OPERATING EARNINGS (non-GAAP)	$672	$-	$509	$163

Earnings Per Share

NET INCOME (LOSS)	$0.00	$-	$1.02	$(1.02)
Reconciling Items Excluded from Net Income (Loss)(b)	1.34	-	-	1.34
Share Differential(b)	(0.01)	-	(0.01)	-

OPERATING EARNINGS (non-GAAP)	$1.33	$-	$1.01	$0.32

(a) Includes activities at PSEG Power, PSEG Long Island, Energy Holdings, PSEG Services Corporation and the Parent.

(b) See Attachments 7 and 8 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Loss versus consolidated Operating Earnings (non-GAAP).

Attachment 2

Public Service Enterprise Group Incorporated

Capitalization Schedule

(Unaudited, $ millions)

	March 31, 2023	December 31, 2022
DEBT
Commercial Paper and Loans	$1,250	$2,200
Long-Term Debt*	18,965	18,070

Total Debt	20,215	20,270

STOCKHOLDERS’ EQUITY
Common Stock	5,045	5,065
Treasury Stock	(1,391)	(1,377)
Retained Earnings	11,594	10,591
Accumulated Other Comprehensive Loss	(522)	(550)

Total Stockholders’ Equity	14,726	13,729

Total Capitalization	$34,941	$33,999

*Includes current portion of Long-Term Debt

Attachment 3

Public Service Enterprise Group Incorporated

Condensed Consolidated Statements Of Cash Flows

(Unaudited, $ millions)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,287	$(2)
Adjustments to Reconcile Net Income (Loss) to Net Cash Flows From Operating Activities	550	474

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,837	472

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(714)	1,183

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(380)	(876)

Net Change in Cash, Cash Equivalents and Restricted Cash	743	779

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	511	863

Cash, Cash Equivalents and Restricted Cash at End of Period	$1,254	$1,642

Attachment 4

Public Service Electric & Gas Company

Retail Sales

(Unaudited)

March 31, 2023

Electric Sales

	Three Months	Change vs.
Sales (millions kWh)	Ended	2022
Residential	2,942	(8%)
Commercial & Industrial	6,452	(1%)
Other	98	(2%)

Total	9,492	(3%)

Gas Sold and Transported

	Three Months	Change vs.
Sales (millions therms)	Ended	2022
Firm Sales
Residential Sales	622	(16%)
Commercial & Industrial	416	(16%)

Total Firm Sales	1,038	(16%)

Non-Firm Sales*
Commercial & Industrial	142	(11%)

Total Non-Firm Sales	142

Total Sales	1,180	(15%)

*Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.
	Ended	2022
Degree Days - Actual	1,944	(23%)
Degree Days - Normal	2,511

*Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. The measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 5

Nuclear Generation Measures

(Unaudited)

	GWh Breakdown

	Three Months Ended March 31,
	2023	2022
Nuclear - NJ	5,509	5,545

Nuclear - PA	2,886	2,894
	8,395	8,439

	% Generation

	Three Months Ended March 31,
	2023	2022
Nuclear - NJ	66%	66%

Nuclear - PA	34%	34%
	100%	100%

Attachment 6

Public Service Enterprise Group Incorporated

Statistical Measures

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Weighted Average Common Shares Outstanding (millions)*

Basic	497	501

Diluted	500	501

Stock Price at End of Period	$62.45	$70.00

Dividends Paid per Share of Common Stock	$0.57	$0.54

Dividend Yield	3.7%	3.1%

Book Value per Common Share	$29.64	$27.35

Market Price as a Percent of Book Value	211%	256%

*Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results.

Attachment 7

Public Service Enterprise Group Incorporated

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2023	2022
	($ millions, Unaudited)

Net Income (Loss)	$1,287	$(2)

(Gain) Loss on Nuclear Decommissioning Trust (NDT)

Fund Related Activity, pre-tax	(42)	72

(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	(772)	845

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	16

Exit Incentive Program (EIP), pre-tax	11	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	211	(259)

Operating Earnings (non-GAAP)	$695	$672

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	501

	($ Per Share Impact - Diluted, Unaudited)

Net Income (Loss)	$2.58	$0.00

(Gain) Loss on NDT Fund Related Activity, pre-tax	(0.08)	0.14

(Gain) Loss on MTM, pre-tax(a)	(1.55)	1.69

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	0.03

EIP, pre-tax	0.02	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	0.42	(0.52)

Share Differential(d)	-	(0.01)

Operating Earnings (non-GAAP)	$1.39	$1.33

(a) Includes the financial impact from positions with forward delivery months.

(b) Three months ended March 31, 2022 includes the results for fossil generation sold in February 2022.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

Attachment 8

PSE&G Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2023	2022
	($ millions, Unaudited)

Net Income	$487	$509

EIP, pre-tax	7	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items	(2)	-

Operating Earnings (non-GAAP)	$492	$509

PSEG Fully Diluted Average Shares Outstanding (in millions)(a)	500	501

(a) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSEG Power & Other Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended March 31,
	2023	2022
	($ millions, Unaudited)

Net Income (Loss)	$800	$(511)

(Gain) Loss on NDT Fund Related Activity, pre-tax	(42)	72

(Gain) Loss on MTM, pre-tax(a)	(772)	845

Plant Retirements, Dispositions and Impairments, pre-tax(b)	-	16

EIP, pre-tax	4	-

Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	213	(259)

Operating Earnings (non-GAAP)	$203	$163

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	501

(a) Includes the financial impact from positions with forward delivery months.

(b) Three months ended March 31, 2022 includes the results for fossil generation sold in February 2022.

(c) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and lease related activity.

(d) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for three months ended March 31, 2022 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 504 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.